U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 28, 2012

SUNSHINE BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-052898	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

469 Jean-Talon West
3rd Floor
Montreal, Quebec, Canada H3N 1R4
 (Address of principal executive offices)

(514) 764-9698
(Issuer's Telephone Number)

Item 8.01  Other Events

As we have previously disclosed, we are a pharmaceutical company focused on the research, development and commercialization of drugs for the treatment of various forms of cancer.  The preclinical studies for our lead compound, Adva-27a, a multi-purpose antitumor compound, were successfully completed in late 2011.  We are now continuing our clinical development of Adva-27a by conducting the next sequence of steps comprised of GMP manufacturing, IND-enabling studies, regulatory filing and Phase I clinical trials.  We plan to conduct our Phase I clinical trials for Adva-27a at the Jewish General Hospital, Montreal, Canada, one of McGill University’s Hospital Centers.  The planned indication will be multidrug resistant breast cancer as Adva-27a has shown a positive effect on this type of cancer for which there is currently little or no treatment options available.

We believe we have been making significant progress in our drug development program over the last three weeks, including the following:

1. We have completed six IND-Enabling studies and have several other studies under way.
The data from these studies will form part of the IND Application which we are planning to submit to the FDA soon in order to get the go ahead for the human trials (Phase I);
2. We have 1 gram of our drug currently being synthesized for use in specific animal studies as required by the FDA;
3. We have obtained a quotation for GMP synthesis of 1 kilogram of our drug for use in the upcoming human trials (Phase I);
4. We have a new patent application covering new subject matter for Adva-27a currently in preparation which we plan to file with the US Patent Office by the end of the month or early next month; and
5. All other patents pertaining to Adva-27a (US, Europe and elsewhere around the world) have just been transferred to us and our licensor from the government research lab in France.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BIOPHARMA, INC.
(Registrant)

Dated: November 29, 2012	By:	/s/ Dr. Steve N. Slilaty
Name: Dr. Steve N. Slilaty
Title: Chief Executive Officer

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